Exhibit 99.1

Investor Contact Laurie Poggi KKR Financial LLC 415-315-3718	Media Contact Roanne Kulakoff and Joseph Kuo Kekst and Company 212-521-4837 and 212-521-4863

KKR Financial Corp. Announces First Quarter 2006 Financial Results

SAN FRANCISCO, CA, May 10, 2006—KKR Financial Corp. (NYSE: KFN) (“KFN” or the “Company”) today announced its results for the first quarter of 2006.

Highlights of KKR Financial Corp.’s performance include:

•      Distribution of $0.45 per common share declared for the quarter ended March 31, 2006.

•      Book value of $21.20, an increase of 3.0% from December 31, 2005, and a 5.4% increase from September 30, 2005.

•      Net income for the quarter ended March 31, 2006 of $30.4 million, or $0.38 per diluted common share.

•      Net income adjusted for share-based compensation, a non-GAAP financial measurement, for the quarter ended March 31, 2006 of $37.2 million, or $0.47 per diluted common share.

•      REIT taxable income, a non-GAAP financial measurement, for the quarter ended March 31, 2006 of $47.7 million, or $0.60 per diluted common share.

•      Investment portfolio of $15.4 billion as of March 31, 2006, a 2.7% increase from $15.0 billion as of December 31, 2005.

•      Weighted average cost of investment portfolio, as a percentage of par value, of 99.94% as of March 31, 2006, compared to 99.96% as of December 31, 2005.

•      Closed KKR Atlantic Funding Trust, the Company’s second $5 billion asset-backed commercial paper conduit.

•      Issued $50.0 million of 30-year trust preferred securities at par with an initial fixed interest rate based on ten-year LIBOR plus 2.45%.

•      Closed and funded the Company’s fifth private equity investment totaling $50.9 million. The Company’s aggregate private equity portfolio totaled $101.0 million as of quarter-end.

•                  Subsequent to quarter-end, committed to a $40.0 million private equity co-investment on a pari passu basis with Kohlberg Kravis Roberts & Co. L.P. in Capmark Financial Group Inc.

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KKR Financial Corp. (“KFN” or the “Company”) reported net income for the first quarter ended March 31, 2006 of $30.4 million, or $0.38 per diluted common share. Current quarter results compare with net income of $6.1 million, or $0.15 per diluted common share, for the quarter ended March 31, 2005. The change from 2005 to 2006 is primarily attributable to the increase in our investment portfolio since March 31, 2005.

Net income includes share-based compensation expense for the quarter ended March 31, 2006 totaling $6.8 million, or $0.09 per diluted common share. Net income adjusted for share-based compensation, a non-GAAP financial measurement consisting of GAAP net income plus GAAP share-based compensation expense, for the quarter ended March 31, 2006 totaled $37.2 million, or $0.47 per diluted common share. Net income adjusted for share-based compensation is an important non-GAAP measure because it is an indicitive measurement of cash flow generated from operations that is available to make distributions to common stockholders.

REIT taxable income, a non-GAAP financial measurement, for the first quarter ended March 31, 2006 totaled $47.7 million, or $0.60 per diluted common share. The non-GAAP financial measurement of REIT taxable income is important because the Company is structured as a REIT and the Internal Revenue Code requires that the Company pay substantially all of its taxable income in the form of distributions to its stockholders. REIT taxable income is critical in the determination of the amount of the minimum distributions that the Company must pay to its stockholders so as to comply with the rules set forth in the Internal Revenue Code. Attached to this release is a schedule reconciling this measure to net income.

The Company filed its Form 10-Q for the quarterly period ended March 31, 2006 with the Securities and Exchange Commission today, May 10, 2006. KFN encourages investors to carefully read the Company’s Form 10-Q which contains condensed consolidated financial statements and footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Investment Portfolio

During the quarter ended March 31, 2006, the Company’s investment portfolio increased by 2.7% from $15.0 billion as of December 31, 2005 to $15.4 billion as of March 31, 2006. As of March 31, 2006, the aggregate amortized cost of the Company’s investment portfolio exceeded the estimated fair value of its investment portfolio by $63.6 million and, as of the same date, the Company had unrealized gains totaling $92.6 million related to its cash flow hedges, as defined under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. In comparison, as of December 31, 2005, the aggregate amortized cost of the Company’s investment portfolio exceeded the estimated fair value of its investment portfolio by $54.1 million and, as of the same date, the Company had unrealized gains totaling $45.6 million related to its cash flow hedges. As of March 31, 2006, the aggregate net unamortized purchase discount (i.e., the amount by which aggregate purchase discounts exceed aggregate purchase premiums on the Company’s investment portfolio) related to the investment portfolio was $8.7 million and the weighted average amortized cost, as a percentage of aggregate par value, of the investment portfolio was 99.94%. Management has been able to maintain the aggregate amortized cost value of the investment portfolio below aggregate par value due to the Company’s ability to make a substantial amount of its residential real estate, corporate, and commercial real estate investments in primary market transactions at a cost of par or below.

Since the Company’s formation, management has positioned the Company so as not to be negatively impacted by either an overall higher interest rate environment or a flatter, or inverted, interest rate curve environment by investing in floating rate and hybrid rate investments, which as of March 31, 2006 totaled 57.2% and 40.2% of the investment portfolio, respectively. Fixed rate loans and securities total 2.3% of the Company’s investment portfolio as of March 31, 2006. Additionally, the Company’s adjustable rate residential loans and residential adjustable rate mortgage (“ARM”) securities reset monthly and substantially all of its floating rate corporate and commercial real estate loans and securities reset at least quarterly. The Company has also fixed borrowings used to fund hybrid ARM security investments using interest rate swaps and interest rate corridors, which are accounted for as cash flow hedges under GAAP.

The Company made $1.8 billion and $4.0 billion par amount of investments during the first quarter ended March 31, 2006 and 2005, respectively. The table below summarizes investment portfolio purchases for the periods indicated and includes the par amount, or face amount, of the securities and loans that were purchased.

Investment Portfolio Purchases

(Amounts in thousands)

	Three Months Ended March 31, 2006		Three Months Ended March 31, 2005
	Par Amount	%	Par Amount	%

Securities:
Residential ARM Securities	$1,063,776	58.1%	$665,782	16.7%
Residential Hybrid ARM Securities	—	—	2,636,492	66.0
Corporate Debt Securities	127,769	7.0	112,005	2.8
Commercial Real Estate Debt Securities	—	—	10,000	0.2
Total	1,191,545	65.1	3,424,279	85.7
Loans:
Residential ARM Loans	99,498	5.4	246,720	6.2
Corporate Loans	538,883	29.5	324,551	8.1
Total	638,381	34.9	571,271	14.3
Grand Total	$1,829,926	100.0%	$3,995,550	100.0%

The table above excludes purchases of $10.4 million of marketable equity securities and $50.9 million of non-marketable equity securities during the quarter ended March 31, 2006 and $15.9 million of marketable equity securities during the quarter ended March 31, 2005.

Distribution

On May 3, 2006, the Company’s Board of Directors declared a distribution of $0.45 per common share for the quarter ended March 31, 2006, to stockholders of record on May 17, 2006, and payable on May 31, 2006. Because the distribution was declared subsequent to March 31, 2006, the aggregate distribution payable of $36.2 million is not reflected in the Company’s consolidated balance sheet as of March 31, 2006.

Book Value Per Common Share

The Company’s book value per common share was $21.20 and $20.59 as of March 31, 2006 and December 31, 2005, respectively, exclusive of the distributions declared subsequent to the end of the first quarter of 2006 of $0.45 and the fourth quarter of 2005 of $0.40. The Company’s book value per common share as of March 31, 2006 and December 31, 2005, computed on a pro forma basis inclusive of distributions declared subsequent to the respective quarter ended, was $20.75 and $20.19, respectively.

KKR Atlantic Funding Trust

On March 30, 2006, the Company closed KKR Atlantic Funding Trust, its second $5.0 billion asset-backed secured liquidity note facility. This facility provides the Company with an alternative source of funding its investments in residential mortgage loans and mortgage-backed securities by issuing asset-backed secured liquidity notes that are rated A-1+, P-1, and F1+, by Standard & Poor’s Ratings Services, Moody’s Investors Service Inc., and Fitch Inc., respectively.

Trust Preferred Securities

During March 2006, the Company formed KKR Financial Capital Trust I for the sole purpose of issuing trust preferred securities. On March 28, 2006, KKR Financial Capital Trust I issued preferred securities to unaffiliated investors for gross proceeds of $50.0 million. Interest is payable quarterly at a fixed rate of 7.635% (ten-year LIBOR plus 2.45%) per annum through March 2016 and thereafter at a floating rate equal to three-month LIBOR plus 2.65%.

Private Equity Investments

During the first quarter of 2006, the Company closed and funded a 6 billion yen, or $50.9 million, private equity investment in a conglomerate based in Asia.  A condition to the Company’s participation in the transaction was a requirement that the Company enter into a non-disclosure agreement which prohibits the Company from releasing the name of the investee company.

During May 2006, the Company committed to make a private equity co-investment on a pari passu basis with Kohlberg Kravis Roberts & Co. L.P. totaling $40.0 million in Capmark Financial Group Inc (“Capmark”).  Capmark, formerly known as GMAC Commercial Holding Corp., is an industry leader in real estate finance, investments and services.

Information for Investors: Conference Call and Webcast

The Company will host a conference call and audio web cast to review its first quarter 2006 results on Thursday, May 11, 2006, at 11:00 a.m. EDT. The conference call can be accessed by dialing 888-802-2278 (Domestic) or 913-312-1264 (International); a pass code is not required. A replay will be available through May 25, 2006 by dialing 888-203-1112 (Domestic) and 719-457-0820 (International) / pass code 8165334. A live web cast of the call will be accessible on the Company’s website, at www.kkrfinancial.com, via a link from the Investor Relations section. A replay of the audio web cast will be archived in the Investor Relations section of the Company’s website.

About KKR Financial Corp.

KKR Financial Corp. is a specialty finance company that invests in multiple asset classes and uses leverage to generate competitive leveraged risk-adjusted returns. The Company currently makes investments in the following asset classes: (i) residential mortgage loans and mortgage-backed securities; (ii) corporate loans and debt securities; (iii) commercial real estate loans and debt securities; (iv) asset-backed securities; and (v) marketable and non-marketable equity securities. The Company also makes opportunistic investments in other asset classes from time to time. The Company was organized as a Maryland corporation on July 7, 2004, and commenced operations on August 12, 2004. The Company is structured as a real estate investment trust and KKR Financial Advisors LLC manages the Company pursuant to a management agreement. KKR Financial Corp. and KKR Financial Advisors LLC are affiliates of Kohlberg Kravis Roberts & Co. L.P.

Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although KKR Financial Corp. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include completion of pending investments, continued ability to originate new investments, the mix of originations and prepayment levels, the availability and cost of capital for future investments, competition within the specialty finance sector, economic conditions, credit loss experience, and other risks disclosed from time to time in the Company’s filings with the SEC.

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Schedule I

KKR Financial Corp.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three	For the Three
	Months	Months
	Ended	Ended
(amounts in thousands, except per share amounts)	March 31, 2006	March 31, 2005

Net investment income:
Securities interest income	$79,964	$23,869
Loan interest income	125,106	10,888
Dividend income	883	534
Other interest income	1,845	255
Total investment income	207,798	35,546
Interest expense	(156,563)	(20,449)
Net investment income	51,235	15,097

Other income:
Net realized and unrealized gain on derivatives and foreign exchange	10	127
Net realized gain on investments	1,448	343
Fee and other income	215	368
Total other income	1,673	838

Non-investment expenses:
Related party management compensation	14,440	8,008
Professional services	947	397
Loan servicing expense	3,996	267
Insurance expense	224	217
Directors expenses	373	199
General and administrative expenses	2,228	619
Total non-investment expenses	22,208	9,707
Income before income tax expense	30,700	6,228
Income tax expense	312	112
Net income	$30,388	$6,116

Net income per common share:
Basic	$0.39	$0.15
Diluted	$0.38	$0.15

Weighted-average number of common shares outstanding:
Basic	77,675	39,796
Diluted	79,314	40,301
Distributions per common share	$0.40	$—

Schedule II

KKR Financial Corp.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(amounts in thousands, except share information)	March 31, 2006	December 31, 2005
Assets:
Cash and cash equivalents	$19,853	$16,110
Restricted cash and cash equivalents	127,673	80,223
Securities available-for-sale, $6,286,793 and $5,910,399 pledged as collateral as of March 31, 2006 and December 31, 2005, respectively	6,842,052	6,149,506
Loans, net of allowance of $1,500, as of March 31, 2006 and December 31, 2005	8,521,380	8,846,341
Derivative assets	103,428	58,898
Interest receivable	64,932	59,993
Principal receivable	4,513	7,108
Non-marketable equity securities	101,032	52,500
Other assets	30,676	19,861
Total assets	$15,815,539	$15,290,540

Liabilities:
Repurchase agreements	$8,774,319	$9,761,258
Collateralized loan obligation senior secured notes	1,500,000	1,500,000
Asset-backed secured liquidity notes	3,033,868	2,008,069
Secured revolving credit facility	57,634	54,000
Secured demand loan	40,511	40,511
Junior subordinated notes	51,550	—
Payable for securities purchases	562,555	196,315
Accounts payable, accrued expenses and other liabilities	62,509	45,925
Accrued interest payable	21,777	21,415
Related party payable	5,180	3,673
Income tax liability	1,275	2,763
Derivative liabilities	544	1,465
Total liabilities	14,111,722	13,635,394

Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized and none issued and outstanding at March 31, 2006 and December 31, 2005	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized and 80,374,061 shares issued and outstanding at March 31, 2006 and December 31, 2005	804	804
Additional paid-in-capital	1,646,779	1,639,996
Accumulated other comprehensive income	61,994	18,344
Accumulated deficit	(5,760)	(3,998)
Total stockholders’ equity	1,703,817	1,655,146
Total liabilities and stockholders’ equity	$15,815,539	$15,290,540

Schedule III

KKR Financial Corp.

SUMMARY FINANCIAL DATA (UNAUDITED)

	Three Months Ended	Three Months Ended
(amounts in thousands, except per share amounts)	March 31, 2006	March 31, 2005
Net Income:	$30,388	$6,116
Earnings per diluted common share	$0.38	$0.15

Net Income + Share-Based Compensation(1):	$37,171	$10,862
Net income, adjusted for share-based compensation, per diluted common share	$0.47	$0.27

REIT Taxable Income (2):	$47,694	$15,314
REIT taxable income per diluted common share	$0.60	$0.38

Profitability Ratio Information(3):
Return on equity	7.4%	3.3%
Return on assets	0.8%	0.5%
Efficiency ratio	10.6%	26.7%

Share Information:
Common shares outstanding	80,374	41,004
Basic EPS common shares outstanding	77,675	39,796
Diluted EPS common shares outstanding	79,314	40,301

Investment Portfolio Information	March 31, 2006	December 31, 2005
Residential mortgage securities	$6,114,874	$5,537,838
Residential loans	6,142,324	6,428,822
Total residential	12,257,198	11,966,660
Corporate securities	600,879	481,754
Corporate loans	2,066,139	1,897,277
Total corporate	2,667,018	2,379,031
Commercial real estate securities	69,978	82,912
Commercial real estate loans	314,417	521,742
Total commercial real estate	384,395	604,654
Marketable equity securities	56,321	47,002
Total investment portfolio	15,364,932	14,997,347

Balance Sheet Information	March 31, 2006		December 31, 2005
Investment portfolio	$15,364,932		$14,997,347
Non-marketable equity securities	101,032		52,500
Total assets	15,815,539		15,290,540
Total borrowings	13,457,882		13,363,838
Total liabilities	14,111,722		13,635,394
Stockholders’ equity	1,703,817		1,655,146
Book value per common share	21.20		20.59
Leverage	7.9	x	8.1	x

	Three Months Ended	Three Months Ended
Statement of Operations Information	March 31, 2006	March 31, 2005
Investment income	$207,798	$35,546
Other income	1,673	838
Total income	209,471	36,384
Interest expense	(156,563)	(20,449)
Share-based compensation expense	(6,783)	(4,746)
Management compensation	(7,830)	(3,336)
Loan servicing expense	(3,996)	(267)
Other expenses	(3,599)	(1,358)
Total non-investment expenses	(22,208)	(9,707)
Income before income tax expense	30,700	6,228
Income tax expense	312	112
Net income	30,388	6,116

(1)           Non-GAAP financial measurement consisting of GAAP net income plus GAAP share-based compensation expense.

(2)           Non-GAAP financial measurement.

(3)           All ratios computed on an annualized basis. The efficiency ratio is defined as non-interest expense divided by total income.

Schedule IV

KKR Financial Corp.

INVESTMENT PORTFOLIO BY INTEREST RATE TYPE AS OF MARCH 31, 2006 (UNAUDITED)

(amounts in thousands) (1)(2)	Carrying Value	Amortized Cost	Estimated Fair Value	Portfolio Mix % by Fair Value
Floating Rate:
Residential ARM Loans	$2,011,296	$2,011,296	$2,006,260	13.1%
Residential ARM Securities	4,038,675	4,031,312	4,038,675	26.4
Corporate Loans	2,041,139	2,041,139	2,063,278	13.5
Corporate Debt Securities	320,177	313,801	320,177	2.1
Commercial Real Estate Loans	278,707	278,707	277,499	1.8
Commercial Real Estate Debt Securities	62,512	62,665	62,512	0.4
Total Floating Rate	8,752,506	8,738,920	8,768,401	57.3
Hybrid Rate:
Residential Hybrid ARM Loans	4,131,028	4,131,028	4,082,764	26.8
Residential Hybrid ARM Securities	2,076,199	2,126,865	2,076,199	13.6
Total Hybrid Rate	6,207,227	6,257,893	6,158,963	40.4
Fixed Rate:
Corporate Loans	25,000	25,000	25,000	0.2
Corporate Debt Securities	280,702	274,357	280,702	1.8
Commercial Real Estate Loans	35,710	35,710	35,154	0.2
Commercial Real Estate Debt Securities	7,466	7,150	7,466	0.1
Total Fixed Rate	348,878	342,217	348,322	2.3
Total	$15,308,611	$15,339,030	$15,275,686	100.0%

(1)   The schedule excludes (i) marketable equity securities with a fair value of $56.3 million and amortized cost of $56.5 million, and (ii) non-marketable equity securities with a fair value of $101.0 million and amortized cost of $101.0 million as of March 31, 2006. As of March 31, 2006, the aggregate amortized cost value of the Company’s investment portfolio exceeded the aggregate fair value of its portfolio by $63.6 million and, as of the same date, the Company had unrealized gains totaling $92.6 million related to its cash flow hedges, as defined under SFAS No. 133. As of March 31, 2006, the aggregate net unamortized purchase discount related to the Company’s investment portfolio was $8.7 million.

(2)   The schedule summarizes the carrying value, amortized cost, and fair value of the Company’s investment portfolio as of March 31, 2006, classified by interest rate type. Carrying value is the value that investments are recorded on the Company’s consolidated balance sheet and is fair value for securities and amortized cost for loans. Estimated fair values set forth in the schedule are as of March 31, 2006 and are based on dealer quotes and/or nationally recognized pricing services and using management estimates for investment positions for which dealer quotes and/or nationally recognized pricing data is not available.

Schedule V

KKR Financial Corp.

RECONCILATION OF REPORTED GAAP NET INCOME TO TOTAL TAXABLE INCOME AND REIT TAXABLE INCOME (UNAUDITED)

	Estimates for the three months ended March 31, 2006		For the three months ended March 31, 2005
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share

Reported net income	$30,388	$0.38	$6,116	$0.15
Interest income and expense	2,093	0.03	110	—
Share-based compensation	6,783	0.09	4,746	0.12
Foreign currency translation (gains) and losses	(374)	—	192	0.01
Gains on sales of investments to affiliates	888	0.01	4,253	0.11
Realized and unrealized derivative gains and losses	1,416	0.02	(488)	(0.01)
Book/tax year end difference adjustment for CLOs/CDOs	8,168	0.10	—	—
Other	204	—	52	—
Income tax expense	312	—	112	—
Total taxable income (1)	$49,878	$0.63	$15,093	$0.38
Undistributed taxable (income) and loss of domestic taxable REIT subsidiary	(2,184)	(0.03)	221	—
REIT taxable income (loss)(1)	$47,694	$0.60	$15,314	$0.38
Weighted-average diluted common shares outstanding during the period	79,314		40,301

(1)   Total taxable income and REIT taxable income are non-GAAP financial measurements and do not purport to be an alternative to net income determined in accordance with GAAP as a measure of operating performance or to cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Total taxable income is the aggregate amount of taxable income generated by the Company and by its domestic and foreign taxable REIT subsidiaries. REIT taxable income excludes the undistributed taxable income of the Company’s domestic taxable REIT subsidiary, which is not included in REIT taxable income until distributed to the Company. There is no requirement that the Company’s domestic taxable REIT subsidiary distribute its earnings to the Company. REIT taxable income, however, includes the taxable income of the Company’s foreign taxable REIT subsidiaries because the Company will generally be required to recognize and report its taxable income on a current basis. These non-GAAP financial measurements are important to the Company because the Company is structured as a REIT and the Internal Revenue Code requires that the Company pay substantially all of its taxable income in the form of distributions to its stockholders. The non-GAAP financial measurements of total taxable income and REIT taxable income are critical in the determination of the amount of the minimum distributions that the Company must pay to its stockholders so as to comply with the rules set forth in the Internal Revenue Code of 1986, as amended. Because not all companies use identical calculations, this presentation of total taxable income and REIT taxable income may not be comparable to other similarly titled measures prepared and reported by of other companies.